UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.02.     Results of Operations and Financial Condition.

On March 14, 2018, Sears Holdings Corporation (the “Company”) issued a press release regarding, among other things, its fourth quarter and full year 2017 results. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into Second Amendment to Second Amended and Restated Loan Agreement

On March 8, 2018, the Company, through Sears, Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, Maxserv, Inc. and Troy Coolidge No. 13, LLC (collectively, “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a Second Amendment (the “Second Amendment”) to the Second Amended and Restated Loan Agreement, dated as of October 18, 2017 (as amended, including pursuant to the Second Amendment, the “Loan Agreement”), with JPP, LLC and JPP II, LLC (collectively, the “Lenders”). Pursuant to the Second Amendment, the Borrowers borrowed an additional $100 million (the “Incremental Loan”) from the Lenders. After giving effect to the Incremental Loan, the aggregate principal amount outstanding under the Loan Agreement was $621.9 million. Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC. The Incremental Loan matures on July 20, 2020. The Company expects to use the proceeds of the Incremental Loan for general corporate purposes.

The Incremental Loan will have an annual interest rate of LIBOR plus 9.00%, with accrued interest payable monthly. In addition to the Incremental Loan, as of March 5, 2018, under the Loan Agreement there were $379.2 million aggregate principal amount of outstanding loans maturing July 20, 2020, for which the interest rate was increased to LIBOR plus 9.00% in connection with the Second Amendment, as well as $142.7 million aggregate principal amount of outstanding loans maturing April 23, 2018 (subject to extension to July 6, 2018), for which the interest rate remains 11.0%. As with the existing loans under the Loan Agreement, the Incremental Loan is guaranteed by the Company and is currently secured by a first priority lien on certain real properties owned by the Borrowers. No upfront or funding fees will be paid in connection with the Incremental Loan.

The Loan Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Loan Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under the Loan Agreement and related documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%.

The foregoing description of the Second Amendment, the Incremental Loan and the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Entry into Credit Agreement

On March 14, 2018, the Company, through SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC (collectively, the “Secured Loan Borrowers”), entities wholly-owned and controlled indirectly by the Company, entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto (collectively, the “Secured Lenders”), UBS AG, Stamford Branch, LLC, as administrative agent, and UBS Securities LLC, as lead arranger and bookrunner. The Credit Agreement provides for a $200 million term loan (the “Secured Loan”) that is secured by the Secured Loan Borrowers’ interests in 138 real properties that were released from a ring-fence arrangement with the Pension Benefit Guaranty Corporation.

The Secured Loan is guaranteed by the Company and certain of its subsidiaries. The Secured Loan bears interest at an annual interest rate of LIBOR plus 6.5% for the first three months the Secured Loan is outstanding, LIBOR plus 7.5% for the fourth through the sixth month the Secured Loan is outstanding and LIBOR plus 8.5% for the seventh through the ninth month the Secured Loan is outstanding. Accrued interest is payable monthly during the term of the Secured Loan. The Secured Loan matures on December 14, 2018. The Company will use the proceeds of the Secured Loan to make a contribution to the Company’s pension plans.

The Company paid an upfront commitment fee of 1.5% of the principal amount of the Secured Loan, and paid an arrangement fee to UBS Securities LLC. To the extent permitted under other debt of the Company or its affiliates, the Secured Loan may be prepaid at any time in whole or in part, without penalty or premium. The Secured Loan Borrowers are required to apply the net proceeds of the sale of any real property collateral for the Secured Loan to repay the Secured Loan.

The Credit Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Credit Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Secured Loan Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have (including against the collateral), and require the Secured Loan Borrowers to pay a default interest rate of 2.0% in excess of the base interest rate.

Entry into Mezzanine Loan Agreement

On March 14, 2018, the Company, through SRC Sparrow 2 LLC (the “Mezzanine Loan Borrower”), an entity wholly-owned and controlled indirectly by the Company, entered into a Mezzanine Loan Agreement (the “Mezzanine Loan Agreement”) with JPP, LLC and JPP II, LLC, as lenders (collectively, the “Mezzanine Loan Lenders”), and JPP, LLC, as administrative agent. Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC. The Mezzanine Loan Agreement provides for a $240 million term loan (the “Mezzanine Loan”) that is secured by a pledge of the equity interests in SRC O.P. LLC, the direct parent company of the entities that own the 138 real properties that secure the obligations of the Secured Loan Borrowers under the Credit Agreement.

The Mezzanine Loan Agreement contains an uncommitted accordion feature pursuant to which the Mezzanine Loan Borrower may incur additional loans (“Additional Mezzanine Loans”) of not more than $200 million in aggregate, subject to certain conditions set forth in the Mezzanine Loan Agreement and the Credit Agreement, including that the Additional Mezzanine Loans shall not exceed an amount equal to the principal amount of the Secured Loan repaid by the Secured Loan Borrowers.

The Mezzanine Loan bears interest at an annual interest rate of LIBOR plus 11.0%, with accrued interest payable monthly during the term of the Mezzanine Loan. The Mezzanine Borrowers paid an upfront commitment fee equal to 1.8% of the principal amount of the Mezzanine Loan. The Mezzanine Loan matures on July 20, 2020. The Company will use the proceeds of the Mezzanine Loan to make a contribution to the Company’s pension plans.

The Mezzanine Loan is guaranteed by the Company and the same subsidiaries that guarantee the Secured Loan. To the extent permitted under other debt of the Company or its affiliates, the Mezzanine Loan may be prepaid at any time in whole or in part, without penalty or premium. Following repayment in full of the Secured Loan, the Mezzanine Loan Borrower is required to apply the net proceeds of the sale of any real property that served as collateral for the Secured Loan to repay the Mezzanine Loan.

The Mezzanine Loan Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the related real property. The Mezzanine Loan Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Mezzanine Lenders may declare all or any portion of the outstanding Mezzanine Loan to be immediately due and payable, exercise any rights they might have (including against the equity interests pledged as collateral), and require the Mezzanine Loan Borrowers to pay a default interest rate of 2.0% in excess of the base interest rate.

Item 9.01.     Financial Statements and Exhibits

(d)    Exhibits

Exhibit 10.1	Second Amendment to Second Amended and Restated Loan Agreement, dated as of March 8, 2018, among Sears Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, Maxserv, Inc. and Troy Coolidge No. 13, LLC collectively as borrower, and JPP, LLC and JPP II, LLC, collectively as initial lender.

Exhibit 99.1	Press release, dated March 14, 2018

The information in Item 2.02 of this Current Report on Form 8-K, including the press release incorporated in such Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Private Securities Litigation Reform Act of 1995 –

Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this Form 8-K and those discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer

Date: March 14, 2018